Thirty Year Finance Veteran Joins FTE Networks as Chief Financial Officer

Naples, Florida June 3, 2014 - FTE Networks, Inc. (PINK SHEETS: FTNW), a premier provider of fiber and wireless infrastructure services in the telecommunications vertical, today announced that David Lethem has been appointed its Chief Financial Officer.

Lethem, who joined the Company in April 2014 as Vice President of Corporate Compliance, has over thirty years experience in finance and accounting, most recently focusing on public company accounting and financial reporting, mergers and acquisitions, SEC reporting and compliance, technical accounting interpretations, and international business operations.

“David brings our Company the financial and accounting strengths necessary to refocus our finance department’s ability to deal with our strategic growth plans while championing our efforts in coordinating our financial statement audits and SEC reporting. Additionally, his experience in strategic financial planning as well as working with private equity sponsors will contribute to further sharpening our financial strategy”, said Michael Palleschi, FTE's Chief Executive Officer. "His most recent experience in various public company reverse mergers, investment banking relationships, and international business operations will be great assets to FTE Networks as we execute and expand our strategic plans”. “Since joining the Company in April, David already has taken a pivotal lead in major initiatives, including our recently announced $3 million dollar funding agreement with AmeriFactors Financial Group”.

About FTE Networks, Inc.
FTE Networks is a vertically integrated company with an international footprint. Since its inception, FTE Networks has steadily advanced its management, operational and technical capabilities to become a leading provider of services to the telecommunications and wireless sector with a focus on turnkey solutions. FTE Networks provides a comprehensive array of services centered on quality, efficiency and customer service.

Forward Looking Statements
This release may contain forward-looking statements relating to the business of FTNW. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on FTNW's current expectations and beliefs concerning future developments and their potential effects on FTNW. There is no assurance that future developments affecting FTNW will be those anticipated by FTNW. FTNW undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.